                                 EXHIBIT NO. 11

                 STUART ENTERTAINMENT, INC. AND SUBSIDIARIES

            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
               (Amounts In Thousands, Except Per Share Amounts)
                                 (UNAUDITED)



                                                             Three Months Ended           Nine Months Ended
                                                                September 30,                September 30,
                                                            --------------------       -----------------------
                                                              1995         1994          1995             1994
                                                            -------      -------       -------          -------
Shares of common stock outstanding
  at beginning of period (1)                                  6,695        3,405         6,539           3,405

Weighted-average shares issued
  during the period                                               0            2            95               1

Weighted-average shares assumed
  issued under stock option plans
  and exercise of warrants during
  the period (assuming the treasury
  stock method)                                                  22           84            48              85
                                                            -------      -------       -------          ------

Average common and common equivalent

  shares outstanding                                          6,717        3,491         6,682           3,491
                                                            =======     ========       =======          ======

Net earnings                                                $   519      $   211       $   236          $1,206
                                                            =======      =======       =======          ======

Earnings  per share                                         $  0.08      $  0.06       $  0.04          $ 0.34
                                                            =======      =======       =======          ======



(1) This represents total outstanding shares of common stock less treasury shares. See Note 2 of Notes to Consolidated Financial Statements.

See Notes to Consolidated Financial Statements in Part I.